JENKENS & GILCHRIST PARKER CHAPIN LLP


                            THE CHRYSLER BUILDING         AUSTIN, TEXAS
                            405 LEXINGTON AVENUE         (512) 499-3800
                          NEW YORK, NEW YORK 10174      CHICAGO, ILLINOIS
                                                         (312) 425-3900
                               (212) 704-6000            DALLAS, TEXAS
                            FACSIMILE (212) 704-6288     (214) 855-4500
                                                         HOUSTON, TEXAS
                               www.jenkens.com          (713) 951-3300
                                                    LOS ANGELES, CALIFORNIA
                                                        (310) 820-8800
                                                      SAN ANTONIO, TEXAS
                                                        (210) 246-5000
                                                        WASHINGTON, D.C.
                                                        (202) 326-1500

                                           May 29, 2001

ICOA, Inc.
111 Airport Road
Warwick, RI 02889

Dear Sir or Madam:

         We have acted as special counsel to ICOA, Inc., a Nevada corporation (the "Company"), in connection with its filing of a registration statement on Form SB-2 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an offering of 20,666,666 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company. Reference is made to the note and warrant issued on May 14, 2001 (the "Issued Note" and the "Issued Warrant") pursuant to the subscription agreement between the Company and a certain investor (as specified on Schedule I hereto), dated as of May 14, 2001 (the "Subscription Agreement").

         In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation, as amended, (ii) By-laws, as amended, and (iii) resolutions of the Company's board of directors relating to the authorization of the Subscription Agreement, the issuance of the Issued Note and the Issued Warrant and the issuance of the shares of Common Stock issuable upon conversion of the

ICOA, Inc.
May 29, 2001
Page 2

Issued Note and upon exercise of the Issued Warrant. We have also reviewed such other matters of law and examined and relied upon such other corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company and the representations and warranties of the Company contained in the Subscription Agreement.

         Based upon and subject to the foregoing, we are of the opinion that 20,666,666 shares of Common Stock issuable upon conversion of the Issued Note and exercise of the Issued Warrant, in accordance with the terms of the Subscription Agreement, the Issued Note and the Issued Warrant, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-B promulgated under the Act.

                                            Very truly yours,


                                        /s/JENKENS & GILCHRIST PARKER CHAPIN LLP
                                           JENKENS & GILCHRIST PARKER CHAPIN LLP

ICOA, Inc.
May 29, 2001
Page 3


                                   SCHEDULE I

                                LIST OF INVESTORS

Laurus Master Fund, Ltd.